CONVERTIBLE BRIDGE LOAN TERMINATION
                                       AND
                               CONVERSION OF DEBT
                                    AGREEMENT

      This CONVERTIBLE BRIDGE LOAN TERMINATION AND CONVERSION OF DEBT AGREEMENT dated as of January 14, 2003 ( the "Agreement"), is entered Into by and among THE HARBOUR GROUP, INC., a Virginia corporation ("Harbour"), UNIVERSAL GUARDIAN CORPORATION, a Nevada corporation ("Universal"), MICHAEL DRESCHER, an individual ("Drescher"), and DYDX GROUP OF FUNDS, LLC, A California limited liability company as collateral agent for Drescher ("Dydx"). Harbour, Universal, Drescher and Dydx are referred to herein at times individually as a "party" or collectively as the "parties."

                                    RECITALS

A. Harbour, Universal, Drescher and Dydx are all parties to that certain Loan and Security Agreement, Bridge Loan Note, and all Loan Documents related thereto all dated as of October 14, 2002 ( collectively, the "Drescher Loan Documents") for a convertible bridge loan from Drescher to Harbour in the principal amount of US$200,000 (the "Drescher Bridge Loan").

B. Universal guaranteed Harbour's obligations under the Drescher Loan Documents.

C. As full repayment of the Drescher Bridge Loan, the parties desire to allow and accept the conversion of the full principal amount of the Drescher Bridge Loan, and all accrued interest thereon, into Series A Preferred Stock of Universal.

         In consideration of the mutual promises contained herein, and for other good and valuable consideration, the parties agree as follows:

                                    AGREEMENT

1. Conversion of Drescher Bridge Loan: The entire unpaid US$200,000 principal amount of the Drescher Bridge Loan and all accrued interest thereon in the amount of US$5,000 (for the loan term from October 14, 2002, through and including January 14, 2003) is hereby converted as of January 14, 2003, into Series A Preferred Stock of Universal ("Shares") at the conversion rate of US$1.25 per Share, for a total number of 164,000 converted Shares ("Converted Shares").

2. Loan Fee Shares: Pursuant to the terms of the Drescher Bridge Loan, Drescher received a loan fee in the amount of $100,000 Shares ("Loan Fee Shares"). Drescher remains entitled to such Loan Fee Shares.

3. No Late Fee: No late fee is due Drescher under the Drescher Loan Documents.

4. Total Converted Shares and Loan Fee Shares: Pursuant to the conversion hereunder, Universal agrees to properly authorize, issue and deliver to Drescher a total of 264,000 Converted Shares and Loan Fee Shares ("Drescher Total Shares").

5. Delivery of Shares: The Drescher Total Shares due hereunder shall be fully and properly authorized, issued and delivered by Universal to Drescher no later than February 22, 2003.

6. Termination of Drescher Bridge Loan: Subject to Universal's delivery of the Drescher Total Shares as required in this Agreement, (a) the Drescher Bridge Loan is deemed fully and timely repaid, (b) all of the Drescher Loan Documents are null, void and no longer of any force or effect as to all of parties, (c) all security interest of Drescher and/or Dydx under the Drescher Loan Documents are automatically released and extinguished, (d) any rights any party may have under the drescher Loan Documents that may extend and exist beyond the termination of such documents are fully and completely waived and extinguished,
(e) Drescher and Dydx shall file any necessary documents with the requisite government offices to evidence the full and complete release of any security interests granted Drescher and/or Dydx under the Drescher Loan Documents, and
(f) Dydx no longer is acting as the collateral agent for Drescher and Dydx is fully and completely released from any obligations, duties and liabilities as collateral agent under the Drescher Loan Documents. The failure of Universal to deliver the Drescher Total Shares as required in this Agreement shall result in
(a) this Agreement and obligations hereunder being null, void and no longer of any force or effect and (b) the Drescher Loan Documents being unaffected by this Agreement and remaining in full force and effect.

7. Restricted Shares: Drescher acknowledges and understands that all of the Drescher Total Shares will be restricted Shares pursuant to Rule 144 under the Securities Act of 1933.

8. Right to Sell Shares to Universal:

      (a) Subject to Universal's delivery of the Drescher Total Shares as required in this Agreement, Drescher has the right to require (the "Put Right") Universal to purchase from Drescher all or any portion of the Drescher Total Shares until such time as Drescher has received the aggregate amount of US$205,000 from the exercise of such Put Rights. The Put Right may be exercised only during the period from 12:01 a.m., April 15, 2003, through and including 4:59 p.m., June 30, 2003, must be exercised by providing Universal written notice stating the amount of Shares Drescher desires to sell, may be exercised in various increments and at various times, and shall be exercised at the following price per Share:

      (i) During the period from April 15, 2003, through May 15, 2003, at a purchase price of $1.50 per Share.

      (ii) During the period from May 16, 2003, through June 30, 2003, at a purchase price of $1.75 per Share.

         (b) Notwithstanding the foregoing paragraph 8(a), if Universal is not permitted to purchase any of the tendered Drescher Total Shares due to any applicable corporate or securities laws, Universal's obligation to purchase such tendered Drescher Total Shares shall be deferred until the earliest opportunity Universal has under applicable corporate or securities laws to purchase such Shares.

9. Representation by Counsel - Voluntary Agreement: Each party to this Agreement is encouraged to seek legal counsel before entering into this Agreement. By executing below, each party to this Agreement acknowledges and warrants that either (i) he, she or it has been represented by independent counsel of their choice through all negotiations that preceded the execution of this Agreement, or (ii) he, she or it has voluntarily chosen to enter into this Agreement without seeking the advice of his/her/its own independent counsel. Each party has read, or had read to them, all of this Agreement and each party fully understands the terms used in this Agreement and their significance. Each party represents and warrants that this Agreement has been entered into voluntarily and without any coercion or duress, economic or otherwise

10. No Partnership or Agency: This agreement does not constitute any party the agent of the other, or create a partnership or joint venture between the parties, and no party shall have the power to obligate or bind the other in any manner whatsoever. None of the parties hereto shall hold itself out contrary to the provisions of this paragraph by advertising or otherwise. This Agreement shall not be construed to be foe the benefit of any third party.

11. Recitals and Headings: Each of the Recitals contained in this Agreement are incorporated herein as material terms. Headings of clauses and sections in this Agreement are inserted for reference and convenience only and in no way define, limit or describe the scope or intent of any provision thereof.

12. Governing Law: This Agreement shall be governed and construed under the laws of the State of Illinois.

13. Entire Agreement: This Agreement contains the full and complete understanding between the parties with regard to the subject matter hereof and it cannot be modified or amended except by a written instrument signed by each party. This Agreement supersedes all prior agreements and understandings between the parties with regard to the subject matter hereof, whether such agreements and understandings were written or oral. Each party hereby represents and warrants that no statement, promise, representation, or inducement, except as herein set forth, has been made on any party's behalf, or by any of such party's employees or representatives, and no party hereto is relying on any representation, warranty or agreement not contained in this Agreement.

14. Severability: In the event that any provision contained in this Agreement shall be (i) held by any court or arbitration tribunal to be unenforceable, illegal, void or contrary to public policy, or (ii) in conflict with any applicable statue, law, regulation or applicable collective bargaining agreement, then such provision shall be of no force or effect; provided, however, that in such even the provision of this Agreement so affected shall be curtailed and limited only to the minimum extent necessary to permit compliance with the minimum required, and no other provisions of this Agreement shall be affected thereby and all such other provisions shall continue in full force and effect.

15. Attorneys Fees: In any dispute, action or arbitration between parties relating to this Agreement, the enforcement of any of its terms, or to any other contract relating to the subject matter of this Agreement, the prevailing party shall be entitled to recover, in addition to any other award of damages or other remedies, its reasonable attorneys' fees, costs and expenses.

16. Authorization: The assent of each party to this Agreement shall be indicated by his/her/its signature below or by the signature of his/her/its duly authorized officer, agent or representative below. Each party warrants and represents that it has full authority enter into this Agreement, and that the person or persons executing this Agreement upon its behalf are authorized to do so. Each party warrants and represents that it is wholly free to enter into this contract and to grant the rights herein granted to the other, and that it is not a party to any agreements, and does not have any obligations, which conflict with any of the provisions hereof or restrict any rights granted herein.

17. Notices and Payments: All notices, demands and payments shall be given in writing either by personal delivery, courier service, by registered or certified mail, postage prepaid with proof of mailing, or by facsimile transmission with printed proof from the facsimile machine verifying successful transmission. Notice may not be given via computer delivered or electronic mail (so-called e-mail). Notice shall be deemed given when actually delivered if by personal delivery, courier service or facsimile transmission, or upon the earlier of (i) three (3) days after deposit into the United States Mail, or (ii) the date of actual receipt as evidenced by the return of receipt, if by mail. Notices shall be addressed as appears below for each party, provided that if any party gives notice of a change of name or address, notices to the giver of that notice shall thereafter be given as demanded in that notice:

                  If to Drescher:       Michael Drescher
                                        3556 Sweetwater mesa
                                        Malibu, CA 90265
                                        Fax: 310-317-4228



                  If to Harbour:        The Harbour Group, Inc.
                                        c/o Universal Guardian Corporation
                                        5795 Fleet Street, Suite 110
                                        Carlsbad, CA 90028
                                        Fax: 760-579-0818

                  If to Universal:      Universal Guardian Corporation
                                        5795 Fleet Street, Suite 110
                                        Carlsbad, CA 90028
                                        Fax: 760-579-0818
                                        Attention: Michael J. Skellern

                  If to Dydx:           DyDx Group of Funds, LLC
                                        2121 Avenue of the Stars, Ste. 1650
                                        Los Angeles, California 90067
                                        Fax: 310-712-1780
                                        Attention: Mark Beychok

18. No Assignment: This Agreement and any payments due hereunder may not be assigned by any party to this Agreement without the express written consent of the other parties to this Agreement.

19. Successors and Assigns: This Agreement shall inure to the benefit of the parties hereto and to their respective successors, heirs and assigns, subject to any restrictions on assignment contained elsewhere herein.

20. Counterparts; Transmittal by Facsimile: This Agreement may be executed in several counterparts, each of which shall be an original as against any party who signed it, and all of which shall constitute one and the same document. This Agreement shall not be binding on any party until each party hereto has executed this Agreement or a counterpart hereof and delivered such executed Agreement or counterpart, whether by facsimile or otherwise, to the other parties hereto or to their respective representatives.

21. Further Required Acts: The parties agree to timely execute and deliver all additional documents, and complete all additional acts, for the purpose of completing and properly documenting the transaction and subject matter of this Agreement.

22. Interpretation and Ambiguities: As the context herein requires, terms stated in the singular, plural, masculine, feminine, or neuter shall include references to the other. All parties hereto contributed to the drafting of this Agreement such that any rules regarding ambiguities are to be construed against the drafting party shall not apply.

      These parties have executed and entered into this Agreement as of the date first above written.

                                         THE HARBOR GROUP, INC.
                                         a Virginia corporation


                                         By: /s/ Michael J. Skellern
                                             --------------------------------
                                                 Michael J. Skellern
                                                 Title: CEO


                                         UNIVERSAL GUARDIAN CORPORATION
                                         a Nevada corporation



                                         By: /s/  Michael J. Skellern
                                             --------------------------------
                                                  Michael J. Skellern
                                                  Title:


                                         MICHAEL DRESCHER, an individual


                                         DYDX GROUP OF FUNDS, LLC
                                         a California limited liability company,
                                         as Collateral Agent


                                         By: /s/ Mark Beychok
                                             --------------------------------
                                             Mark Beychok
                                             President, Managing Member